AMENDMENT NO. 1 TO CONSULTANT EMPLOYMENT/ENGAGEMENT AGREEMENT
          -------------------------------------------------------------
               (Communication Options, LLC f/s/o Gregory Hartwell)

Amendment No. 1 ("Amendment") dated as of June 5, 2000, to Consultant Employment/Engagement Agreement ("Agreement") dated as of March 1, 2000, between 3Dshopping.com ("Company") and Communication Options, LLC ("COL"), a California corporation, f/s/o Gregory Hartwell ("Hartwell") (collectively, "Consultant") in connection with Consultant's provision of marketing support consulting services to Company ("Services") to develop Company's merchandising display division ("Division"), which Division shall be known as "Communication Options, a division of 3Dshopping.com".

Company has agreed to amend the Agreement as a one-time accommodation to Consultant, subject to the understanding and condition that Consultant will cease attempts to renegotiate the Agreement during the Term (i.e., one year commencing on March 1, 2000). This Amendment is intended to cover any and all activities of Consultant in connection with its relationship to Company, including any such activities which might be construed to fall outside of the Agreement under a literal construction thereof.

The Agreement shall be amended only as follows. In all other respects, the Agreement shall remain in full force and effect:

I. TWO DIFFERENT COMMISSION STRUCTURES/FULL COMMISSION VERSUS OVERRIDE: The following new subparagraphs shall be inserted between subparagraph 3.(b) and 3.(c):

     a. Full 7.5% Commission: Division shall receive the Commission rate as provided in Paragraph 3.(b) of the Agreement (i.e., 7.5% of Net Sales (as defined in the Agreement). If Consultant is "actively servicing" a given client (i.e, Consultant is personally developing and negotiating with the client and is generating the related paperwork customarily required by Company of its sales staff), then Consultant shall receive the 7.5% Commission directly.

     b. Commission Override Only: If Consultant is not actively servicing a given client himself, then Division shall pay out some portion of the Commission to those sales person(s) within the Division or Company, as applicable, directly responsible for such client servicing. Such sales person(s) shall be paid his, her or their sales commission(s) entirely out of Division's Commission, and Consultant shall effectively receive the difference between the Division's Commission and the commission paid to such sales person(s) as an override thereon.

II. RE-PRICING OF EXISTING STOCK OPTIONS: The following shall be inserted at the end of Subparagraph 3.(c).a.:

          Notwithstanding anything to the contrary set forth in the Agreement or herein, the Options shall instead be priced at the same price per share as the Kicker Option (as defined below) if Yahoo's news release regarding its relationship with Company ("Release") occurs within the next 90 days (i.e., by September 3, 2000); otherwise, the Options shall remain priced as originally set forth in the Agreement.

III. SECOND   $50,000   ADVANCE   ACCELERATED/FORGIVENESS:   The  following  new
     subparagraph 3.(e).e shall be added:

          Upon the Release, if ever, Consultant shall immediately be entitled to receive the second $50,000 Advance ("Second Advance") referenced in Paragraph 3.(e).c of the Agreement (i.e., Consultant will not be required to wait until Consultant achieves $300,000 in Net Sales for the Second Advance). Following the Release, Company's Board of Directors may, in its sole discretion, elect to forgive some or all of the first $50,000 Advance and/or the Second Advance. Otherwise, the Advance Forgiveness procedure as provided in Paragraph 3.(e).b. of the Agreement (i.e., $5,000 forgiven for each $100,000 in Net Sales) shall apply to the Second Advance.

IV. 1-TIME "KICKER" STOCK OPTION: The following new subparagraph 3.(f) shall be added:

          On a one-time basis only, subject to approval by Company's Board of Directors, Consultant shall receive an option to purchase 20,000 shares of Company common stock ("Kicker Option") at a price which shall be determined by (and equal to) the closing price of the Company common stock on the American Stock Exchange the night before the Release. The Kicker Option shall vest in its entirety on the day of the Release, if ever. If the Release fails to occur within 90 days of the date of this Amendment (i.e., by September 3, 2000), then the Kicker Option will expire. All other terms relating to the Kicker Option shall be as provided in the Stock Option Agreement (Exhibit "A" to the Agreement).

ACCEPTED AND AGREED:

COMMUNICATION OPTIONS, LLC
f/s/o GREG HARTWELL                                           3DSHOPPING.COM


By                                      By
   -------------------------               -------------------------
    Title                Date              Title               Date


By signing below, Hartwell acknowledges that he has read this Agreement and confirms all grants, representations, warranties and agreements made by COL and agrees to perform the services provided for herein in accordance with the terms and provisions hereof and, if Hartwell fails to do so, Hartwell acknowledges that Company shall have the same rights and remedies against Hartwell as Company has against COL. Hartwell shall look solely to COL for any compensation hereunder and, if Hartwell's employment agreement with COL becomes ineffective or if COL ceases to exist, then Hartwell, at Company's election, may be deemed substituted as a direct party in lieu of COL.


GREG HARTWELL

By
   -------------------------
                      Date